Exhibit 99.1

USE THIS LETTER OF TRANSMITTAL AND CONSENT TO TENDER OUTSTANDING

NOTES AND CONSENT TO THE PROPOSED AMENDMENTS, DESCRIBED BELOW

LETTER OF TRANSMITTAL AND CONSENT

TO TENDER

8% Senior Subordinated Notes due 2011 of

THE TITAN CORPORATION

That Have Been Registered Under the Securities Act of 1933 for

Any and All Outstanding Unregistered 8% Senior Subordinated Notes due 2011

AND

TO CONSENT TO THE PROPOSED AMENDMENTS

To the Indenture and the Registration Rights Agreement Relating to the

8% Senior Subordinated Notes due 2011 of

THE TITAN CORPORATION

PURSUANT TO THE PROSPECTUS DATED             , 2003

THE CONSENT FEE DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON                             , 2003 (THE “CONSENT FEE DEADLINE”), UNLESS EXTENDED. THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         , 2004 (THE “EXPIRATION DATE”), UNLESS EXTENDED. YOUR ABILITY TO WITHDRAW TENDERED NOTES AND CONSENTS IS LIMITED, AS DESCRIBED IN THE PROSPECTUS.

The Exchange Agent for the Exchange Offer and the Consent Solicitation is:

Deutsche Bank Trust Company Americas

Deliver to:

By Courier	By Hand	By Mail
DB Services Tennessee, Inc. Corporate Trust and Agency Services; Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211 Attn: Karl Shepherd	Deutsche Bank Trust Company Americas c/o The Depository Trust Clearing Corporation 55 Water Street, 1st Floor Janette Park Entrance New York, NY 10041	DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737

By facsimile: (eligible institutions only) (615) 835-3701

For Information: (800) 735-7777

For Confirmation by Telephone: (615) 835-3572

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Delivery of this Letter of Transmittal and Consent (this “Letter of Transmittal and Consent”) to an address or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

If you wish to (1) tender for exchange your unregistered 8% Senior Subordinated Notes due 2011 (the “Outstanding Notes”) of The Titan Corporation (the “Company”), for an equal aggregate principal amount of the Company’s registered 8% Senior Subordinated Notes due 2011 (the “Exchange Notes” and, together with the Outstanding Notes, the “Notes”), pursuant to the exchange offer, and (2) consent to the proposed amendments to the indenture and the registration rights agreement relating to the Notes described in the accompanying prospectus (collectively, the “Proposed Amendments”), you must validly tender (and not withdraw) your Outstanding Notes to

Deutsche Bank Trust Company Americas, the Exchange Agent (the “Exchange Agent”), prior to the Expiration Date. By tendering your Outstanding Notes and delivering this Letter of Transmittal and Consent, you will be deemed to consent to the Proposed Amendments.

If you wish to be eligible to receive the consent fee described in the accompanying prospectus (the “Consent Fee”), you must tender your Outstanding Notes and deliver this Letter of Transmittal and Consent to the Exchange Agent prior to the Consent Fee Deadline.

Please contact Morrow & Co., Inc., the Information Agent for this exchange offer and consent solicitation, if you have any questions relating to the procedures for tendering Outstanding Notes and delivering consents to the Proposed Amendments. You may also contact the Information Agent to obtain additional copies of this Letter of Transmittal and Consent or the accompanying prospectus. You may contact the Information Agent at the address and telephone numbers shown on the back cover of this Letter of Transmittal and Consent.

Signatures must be provided.

Please read the accompanying instructions carefully before

completing this Letter of Transmittal and Consent.

This Letter of Transmittal and Consent and instructions hereto and the prospectus, dated                         , 2003 (the “Prospectus”), of The Titan Corporation (the “Company”) and Lockheed Martin Corporation (“Lockheed Martin”) constitute the Company’s (i) offer (the “Exchange Offer”) to exchange its Exchange Notes for its Outstanding Notes, and (ii) solicitation (the “Consent Solicitation”) of consents (the “Consents”) from registered holders of Outstanding Notes (“Holders”) for the consideration set forth in the Prospectus to the Proposed Amendments to (a) the Indenture, dated May 15, 2003, among the Company, certain of its domestic subsidiaries, as guarantors (the “Guarantors”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), pursuant to which the Outstanding Notes were issued (the “Indenture”), and (b) the Registration Rights Agreement, dated as of May 15, 2003, by and among the Company, the Guarantors and the initial purchasers of the Outstanding Notes (the “Registration Rights Agreement”). The Proposed Amendments as described in the Prospectus will be contained in a supplemental indenture to the Indenture (the “Supplemental Indenture”) and an amendment to the Registration Rights Agreement (the “Registration Amendment”).

Titan is soliciting Consents to the Proposed Amendments to satisfy Titan’s obligations under a merger agreement, dated as of September 15, 2003, relating to the proposed merger of Titan with a wholly-owned subsidiary of Lockheed Martin. The proposed merger is conditioned on, among other things, receipt of Consents to the Proposed Amendments from holders of at least a majority in aggregate principal amount of Outstanding Notes (the “Requisite Consents”).

These Proposed Amendments seek to release the subsidiaries of Titan that are currently Guarantors under the Indenture and remove or amend most of the restrictive covenants and reporting requirements contained in the Indenture. In addition, Titan is seeking your consent to provide for the termination of the Registration Rights Agreement. Holders of Outstanding Notes who return their Consent prior to the Consent Fee Deadline will receive a consent fee in an amount equal to             % of the principal amount of the Outstanding Notes held by such holder (the “Consent Fee”) if the Requisite Consents are received and the proposed merger is completed. If your consent is not received by the Consent Fee Deadline, you will not receive a consent fee. In addition, Lockheed Martin is offering to fully and unconditionally guarantee Titan’s obligations under the Indenture if the Requisite Consents are obtained and the proposed merger is completed.

Titan intends to complete the Exchange Offer even if the proposed merger is not completed. If the proposed merger is not completed for any reason, the Proposed Amendments will not become operative, Lockheed Martin will not become a guarantor of the Notes and consenting Holders will not receive a Consent Fee. If the proposed merger is completed and the Proposed Amendments become operative, Lockheed Martin will become a guarantor of the Notes.

USE THIS BLUE LETTER OF TRANSMITTAL AND CONSENT ONLY IF YOU WISH TO TENDER YOUR NOTES IN THE EXCHANGE OFFER AND CONSENT TO THE PROPOSED AMENDMENTS IN THE CONSENT SOLICITATION. IF YOU WISH TO TENDER YOUR NOTES WITHOUT CONSENTING TO THE PROPOSED AMENDMENTS, PLEASE COMPLETE, SIGN AND DATE THE GREEN LETTER OF TRANSMITTAL AND CONSENT INSTEAD.

This Letter of Transmittal and Consent is to be used by Holders of Notes if certificates representing Notes are to be physically delivered to the Exchange Agent herewith by such Holders.

Holders who are tendering by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC” or the “Book-Entry Transfer Facility”) can tender Outstanding Notes and deliver Consents through DTC’s Automated Tender Offer Program (“ATOP”), for which the Exchange Offer and the Consent Solicitation will be eligible. DTC participants that are accepting the Exchange Offer and consenting to the Proposed Amendments must transmit their acceptance of the terms of the Exchange Offer and deliver their consent to DTC, which will verify the acceptance and consent and execute a book-entry delivery to the Exchange Agent’s account at DTC so indicating. Following receipt of each acceptance and consent regarding the Proposed Amendments, DTC will then send an Agent’s Message to the Exchange Agent for its acceptance and consent. The Agent’s Message shall state that DTC has received an express acknowledgment from the DTC participant tendering Outstanding Notes on behalf of the Holder that such DTC participant (a) has received and agrees to be bound by the terms and conditions of the Exchange Offer and the Consent Solicitation as set forth in the Prospectus and this Letter of Transmittal and Consent and that the Company may enforce such agreement against such participant. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer and the Consent Solicitation in lieu of execution and delivery of a Letter of Transmittal and Consent by the DTC participant identified in the Agent’s Message. Accordingly, this Letter of Transmittal and Consent need not be completed by a Holder tendering through ATOP.

If the Exchange Offer and the Consent Solicitation are withdrawn or otherwise not completed, the Exchange Notes will not be issued or the Consent Fee will not be paid or become payable to Holders who have validly tendered their Outstanding Notes and validly delivered Consents, as the case may be. If the Exchange Offer is not completed, any tendered Outstanding Notes will be returned.

Holders who validly tender their Outstanding Notes in the Exchange Offer pursuant to this Letter of Transmittal and Consent will have delivered their Consents to the Proposed Amendments and the execution and delivery of the Supplemental Indenture and the Registration Amendment by such tender. The Exchange Offer and the Consent Solicitation are made upon the terms and subject to the conditions set forth in the Prospectus and herein. Holders should carefully review the information set forth therein and herein.

The undersigned has completed, executed and delivered this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the Exchange Offer and the Consent Solicitation.

Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal and Consent must be followed. See Instruction 8 below.

List below the Outstanding Notes to which this Letter of Transmittal and Consent relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal and Consent. Tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF OUTSTANDING NOTES TENDERED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Certificate Number(s)	Aggregate Principal Amount Represented	Principal Amount Tendered And As To Which Consents Are Given*

Total Principal Amounts of Outstanding Notes

*       Unless otherwise indicated in this column labeled “Principal Amount Tendered And As To Which Consents Are Given” and subject to the terms and conditions of the Prospectus, a Holder will be deemed to have tendered and consented with respect to the entire aggregate principal amount represented by the Outstanding Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 3.

The names and addresses of the registered Holders should be printed exactly as they appear on the certificates representing Outstanding Notes tendered hereby.

(BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY)

☐	CHECK HERE IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE AND ENCLOSE A COPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

If Guaranteed Delivery is to be made by Book-Entry Transfer:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED OUTSTANDING NOTES ARE TO BE RETURNED BY CREDITING THE BOOK-ENTRY TRANSFER FACILITY ACCOUNT NUMBER SET FORTH ABOVE.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE OUTSTANDING NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES (A “PARTICIPATING BROKER-DEALER”) AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Ladies and Gentlemen:

The undersigned hereby tenders to The Titan Corporation, a Delaware corporation (the “Company”), the Outstanding Notes indicated above and delivers Consents to the Proposed Amendments (hereby revoking any previously submitted disapproval or abstention).

Subject to, and effective upon, the acceptance for exchange of, and issuance of the Exchange Notes as payment therefor, the principal amount of Outstanding Notes tendered with this Letter of Transmittal and Consent, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Outstanding Notes that are being tendered hereby and delivers such Holder’s Consent to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such Outstanding Notes, with full power of substitution and withdrawal (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Outstanding Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Outstanding Notes on the account books maintained by the Book-Entry Transfer Facility to, or upon the order of, the Company, (ii) present such Outstanding Notes for transfer of ownership on the books of the relevant security register, (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Outstanding Notes and (iv) deliver to the Company and the Trustee this Letter of Transmittal and Consent as evidence of delivery of the undersigned’s Consent to the Proposed Amendments, all in accordance with the terms of and conditions to the Exchange Offer and Consent Solicitation as described in the Prospectus.

The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent with respect to the principal amount of Outstanding Notes tendered hereby to the Proposed Amendments. The undersigned understands that the Consent provided hereby shall remain in full force and effect until such Consent is withdrawn in accordance with the procedures set forth in the Prospectus and this Letter of Transmittal and Consent. The undersigned understands that a withdrawal of such Consent will not be effective following the date on which the Requisite Consents have been received and the Supplemental Indenture and Registration Amendment have been executed (the “Consent Date”). The Company intends to execute the Supplemental Indenture and the Registration Amendment promptly following the receipt of the Requisite Consents.

The undersigned understands and acknowledges that the Expiration Date for the Exchange Offer and Consent Solicitation is 5:00 p.m., New York City time, on                             , 2004, unless extended by the Company in its sole discretion. In addition, the undersigned understands and acknowledges that the Consent Fee Deadline is 5:00 p.m., New York City time, on                             , 2003, unless extended by the Company in its sole discretion.

The undersigned understands that Outstanding Notes tendered using this Letter of Transmittal and Consent on or prior to the Consent Date may be withdrawn by written notice of withdrawal (or a properly transmitted “Request Message” through ATOP) received by the Exchange Agent at any time on or prior to the Consent Date, but not thereafter, unless the Consent Solicitation is terminated. If a Holder has validly tendered the Outstanding Notes in accordance with this Letter of Transmittal and Consent and subsequently (but on or prior to the Consent Date) effects a valid withdrawal of such tender of Outstanding Notes, such action will also constitute a withdrawal of the Holder’s Consent. Outstanding Notes validly tendered using this Letter of Transmittal and Consent may not be withdrawn at any time following the Consent Date. If the Exchange Offer is terminated, Outstanding Notes tendered pursuant to the terminated Exchange Offer will be returned to the tendering Holder promptly. If the Company makes a material change in the terms of the Exchange Offer or the Consent Solicitation or the information concerning the Exchange Offer or the Consent Solicitation in a manner determined by the Company, in its sole discretion, to constitute a material adverse change to the Holders of Outstanding Notes, the Company will disseminate additional material in respect of the Exchange Offer or the Consent Solicitation and will extend the Exchange Offer or the Consent Solicitation, as applicable, in each case to the extent required by law.

The undersigned understands that in order to be valid, a notice of withdrawal of Consent must contain the name of the person who delivered the Consent and the description of the Outstanding Notes to which it relates, the certificate number or numbers of such Outstanding Notes (unless such Outstanding Notes were tendered by book-entry transfer), and the aggregate principal amount represented by such Outstanding Notes, be signed by the Holder thereof in the same manner as the original signature on this Letter of Transmittal and Consent (including any required signature guarantee(s)) or be accompanied by evidence satisfactory to the Company and the Exchange Agent that the person revoking the Consent has the legal authority to withdraw such Consent on behalf of the Holder and be received on or prior to the Consent Date by the Exchange Agent, at one of its addresses set forth in the first page of this Letter of Transmittal and Consent (or, in the case of Notes tendered by book-entry transfer, through ATOP). A purported notice of withdrawal that lacks any of the required information or is dispatched to an improper address will not validly withdraw a Consent previously given.

The undersigned understands that tenders of Outstanding Notes pursuant to any of the procedures described in the Prospectus and in the instructions hereto and acceptance thereof by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer and the Consent Solicitation.

THE UNDERSIGNED UNDERSTANDS AND AGREES THAT THE COMPANY RESERVES THE RIGHT NOT TO ACCEPT TENDERED OUTSTANDING NOTES FROM ANY TENDERING HOLDER IF THE COMPANY DETERMINES, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT SUCH ACCEPTANCE COULD RESULT IN A VIOLATION OF APPLICABLE SECURITIES LAWS OR ANY APPLICABLE INTERPRETATION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered hereby and to give the Consent contained herein, and that when such Outstanding Notes are accepted for exchange by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request by the Company, the Exchange Agent or the Trustee, execute and deliver any additional documents deemed by the Company, the Exchange Agent or the Trustee to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered hereby and to perfect the undersigned’s Consent to the Proposed Amendments. For purposes of the Exchange Offer, the undersigned understands that the Company will be deemed to have accepted for exchange validly tendered Outstanding Notes (or defectively tendered Outstanding Notes with respect to which the Company has waived such defect), if, as and when the Company gives oral (to be confirmed in writing) or written notice thereof to the Exchange Agent.

The undersigned understands that, under certain circumstances and subject to certain conditions of the Exchange Offer set forth in the Prospectus (each of which the Company may waive), the Company will not be required to accept for exchange any of the Outstanding Notes tendered. Any Outstanding Notes not accepted for exchange will be returned promptly to the undersigned at the address set forth above, unless otherwise indicated herein under “Special Delivery Instructions” below.

The undersigned recognizes that, as described in the Prospectus, the Company may, in its sole and absolute discretion, subject to applicable law, at any time and from time to time: (i) delay the acceptance of the Outstanding Notes for exchange; (ii) terminate the Exchange Offer and Consent Solicitation if one or more specific conditions have not been satisfied, (iii) extend the Consent Fee Deadline, (iv) extend the Expiration Date of the Exchange Offer and Consent Solicitation or (v) waive any condition or otherwise amend the terms of the Exchange Offer in any respect.

Unless the box under the heading “Special Registration Instructions” is checked, the undersigned hereby represents and warrants that:

(i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned and any beneficial owner of the Outstanding Notes (a “Beneficial Owner”);

(ii) neither the undersigned nor any Beneficial Owner is engaging in or intends to engage in a distribution of such Exchange Notes;

(iii) neither the undersigned nor any Beneficial Owner has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

(iv) if the undersigned or any Beneficial Owner is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

(v) if the undersigned or any Beneficial Owner is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

(vi) the undersigned and each Beneficial Owner acknowledges and agrees that any person who is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities Exchange Commission (the “Commission”) set forth in certain no-action letters;

(vii) the undersigned and each Beneficial Owner understands that a secondary resale transaction described in clause (vi) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission; and

(viii) neither the holder nor any Beneficial Owner is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company. Upon request by the Company, the undersigned or Beneficial Owner will deliver to the Company a legal opinion confirming it is not such an affiliate.

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes, however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a broker-dealer and Outstanding Notes held for its own account were not acquired as a result of market-making or other trading activities, the undersigned acknowledges that such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

All authority conferred or agreed to be conferred by this Letter of Transmittal and Consent shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal and Consent shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives. The undersigned understands that the delivery and surrender of the Outstanding Notes is not effective, and the risk of loss of the Outstanding Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal and Consent, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Outstanding Notes and deliveries and withdrawals of Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding. Unless otherwise indicated herein under “Special Payment Instructions,”

the undersigned hereby requests that the Consent Fee, if any, to be made in connection with the Consent Solicitation be issued to the order of the undersigned. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Outstanding Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned at the address(es) shown above. In the event that the “Special Payment Instructions” box or the “Special Delivery Instructions” box is, or both are, completed, the undersigned hereby requests that any Outstanding Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of, certificates for such Outstanding Notes be delivered to, and checks for payments of the Consent Fee, if any, to be made in connection with the Consent Solicitation be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” box or “Special Delivery Instructions” box to transfer any Outstanding Notes from the name of the Holder(s) thereof if the Company does not accept for exchange any of the principal amount of such Outstanding Notes so tendered.

PLEASE SIGN HERE

(To Be Completed by All Tendering and Consenting Holders)

THE COMPLETION, EXECUTION AND TIMELY DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT WILL BE DEEMED TO CONSTITUTE A CONSENT TO THE PROPOSED AMENDMENTS.

This Letter of Transmittal and Consent must be signed by the registered holder(s) of the Outstanding Notes exactly as their name(s) appear(s) on certificate(s) for Outstanding Notes or by person(s) authorized to become registered holder(s) by endorsement on certificates for Outstanding Notes or by bond powers transmitted with this Letter of Transmittal and Consent. Endorsements on Outstanding Notes and signatures on bond powers by registered holders not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. See Instruction 4 below. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 4 below.

X

X

Signature(s) of Holder(s) or Authorized Signatory

Dated:

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN AND

SIGNATURE GUARANTEE, IF REQUIRED (See Instruction 4 below)

Certain Signatures Must Be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Print Name)

(Title)

Dated:

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 3, 4, 5 and 7)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3, 4, 5 and 7)

To be completed ONLY if the Consent Fee, if any, is to be issued to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box titled “Description of Outstanding Notes Tendered” within this Letter of Transmittal and Consent.	To be completed ONLY if the certificates for Outstanding Notes in a principal amount not tendered or not accepted for exchange are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box titled “Description of Outstanding Notes Tendered” within this Letter of Transmittal and Consent.

Pay the Consent Fee, if any, to:	Deliver the Outstanding Notes to:

Name (Please Print)	Name (Please Print)

Address	Address
(Zip Code) (Taxpayer Identification or Social Security Number) (See Substitute Form W-9 herein)	(Zip Code) (Taxpayer Identification or Social Security Number) (See Substitute Form W-9 herein)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer and the Consent Solicitation

1. Delivery of this Letter of Transmittal and Consent and Certificates for Outstanding Notes or Book-Entry Confirmations; Withdrawal of Tenders. To tender Outstanding Notes in the Exchange Offer and to deliver Consents in the Consent Solicitation by physical delivery of certificates for Outstanding Notes, a properly completed and duly executed copy or facsimile of this Letter of Transmittal and Consent and any other documents required by this Letter of Transmittal and Consent must be received by the Exchange Agent at one of its addresses set forth herein on or prior to the Expiration Date. Tenders of Outstanding Notes and Consents will be accepted after the Consent Date and on or prior to the Expiration Date in accordance with the procedures described herein and otherwise in compliance with this Letter of Transmittal and Consent; however, no Consent Fee will be payable in respect of any Outstanding Notes tendered or Consents given following the Consent Fee Deadline. The method of delivery of this Letter of Transmittal and Consent, the Outstanding Notes and all other required documents to the Exchange Agent is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Consent Fee Deadline or the Expiration Date, as the case may be, to permit delivery to the Exchange Agent on or prior to such respective date. No alternative, conditional or contingent tenders of the Outstanding Notes or deliveries of Consents will be accepted. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Exchange Agent. This Letter of Transmittal and Consent and Outstanding Notes should be sent only to the Exchange Agent, not to the Company, Lockheed Martin, the Trustee, the Information Agent, or Credit Suisse First Boston LLC (the “Dealer-Manager and Solicitation Agent”). Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

All tendering Holders, by execution of this Letter of Transmittal and Consent or a facsimile hereof, waive any right to receive notice of the acceptance of their Outstanding Notes for exchange or of the adoption of the Proposed Amendments.

The Exchange Agent and DTC have confirmed that the Exchange Offer and the Consent Solicitation are eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer and deliver Consents by causing DTC to transfer their Outstanding Notes and indicate delivery of their Consents to the Exchange Agent in accordance with DTC’s ATOP procedures. DTC will then send an Agent’s Message to the Exchange Agent. The Agent’s Message shall state that DTC has received an express acknowledgment from the DTC participant tendering Outstanding Notes on behalf of the Holder that such DTC participant (a) has received and agrees to be bound by the terms and conditions of the Exchange Offer and the Consent Solicitation as set forth in the Prospectus and this Letter of Transmittal and Consent and that the Company may enforce such agreement against such participant and (b) consents to the Proposed Amendments as described in the Prospectus and to the execution and delivery of the Supplemental Indenture and the Registration Amendment. Holders desiring to tender Outstanding Notes on the Consent Fee Deadline or the Expiration Date through ATOP should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.

Holders who tender their Outstanding Notes in the Exchange Offer using this Letter of Transmittal and Consent will have delivered Consents to the Proposed Amendments. Outstanding Notes validly tendered using this Letter of Transmittal and Consent on or prior to the Consent Date may be validly withdrawn at any time on or prior to the Consent Date, but not thereafter, unless the Consent Solicitation is terminated. A valid withdrawal of tendered Outstanding Notes on or prior to the Consent Date shall be deemed a valid withdrawal of the related Consent; Outstanding Notes validly tendered prior to the Consent Date may not be withdrawn at any time following the Consent Date.

Holders who wish to withdraw validly tendered Outstanding Notes and Consents must give written notice of withdrawal, delivered by mail, hand delivery or manually signed facsimile transmission, or a properly transmitted “Request Message” through ATOP, which notice must be received by the Exchange Agent at one of its addresses set forth on the cover of this Letter of Transmittal and Consent on or prior to the Consent Date or at such other permissible times as are described herein. In order to be valid, a notice of withdrawal must specify the name of the person who deposited the Outstanding Notes to be withdrawn (the “Depositor”), the name in which those Outstanding Notes are registered (or, if tendered by a book-entry transfer, the name of the participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such Outstanding Notes), if different from that of the Depositor, and the principal amount of Outstanding Notes to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation of book-entry transfer of such Outstanding Notes) to the Exchange Agent, the name of the Holder and the certificate number or numbers relating to such Outstanding Notes withdrawn must also be furnished to the Exchange Agent as aforesaid prior to the physical release of the certificates for the withdrawn Outstanding Notes (or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with withdrawn Outstanding Notes). The notice of withdrawal (other than a notice transmitted through ATOP) must be signed by the Holder in the same manner as this Letter of Transmittal and Consent (including, in any case, any required signature guarantee(s)), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has the legal authority to withdraw such tender on behalf of the Holder. Holders may not rescind withdrawals of tendered Outstanding Notes. However, validly withdrawn Outstanding Notes may be retendered by following the procedures therefor described elsewhere in the Prospectus at any time on or prior to the Expiration Date.

2. Consent to Proposed Amendments; Withdrawal of Consents. In accordance with the Prospectus, all properly completed and executed copies of this Letter of Transmittal and Consent and all Agent’s Messages consenting to the Proposed Amendments that are received by the Exchange Agent will be counted as Consents with respect to the Proposed Amendments, unless the Exchange Agent receives, on or prior to the Consent Date, a written notice of withdrawal (or a properly transmitted “Request Message” through ATOP) of such Consent as described in the Prospectus.

A Holder may not validly withdraw a Consent unless such Holder validly withdraws such Holder’s previously tendered Outstanding Notes pursuant to the withdrawal procedures specified in Instruction 1. The valid withdrawal of a Holder’s Outstanding Notes tendered previously pursuant to this Letter of Transmittal and Consent prior to the Consent Date will constitute the concurrent valid withdrawal of such Holder’s Consent. As a result, a Holder who validly withdraws previously tendered Outstanding Notes prior to the Consent Date will not receive the Consent Fee, if any, with respect to those Outstanding Notes unless those Outstanding Notes are retendered using this Letter of Transmittal and Consent. Any withdrawal of previously tendered Outstanding Notes otherwise than in accordance with the provisions described above will not constitute a valid withdrawal of such Holder’s Consent. Outstanding Notes tendered with Consents validly delivered using this Letter of Transmittal and Consent on or prior to the Consent Date may not be withdrawn after the Consent Date.

THE COMPANY INTENDS TO EXECUTE THE SUPPLEMENTAL INDENTURE AND THE REGISTRATION AMENDMENT PROMPTLY FOLLOWING THE RECEIPT OF THE REQUISITE CONSENTS. IF THE SUPPLEMENTAL INDENTURE AND THE REGISTRATION AMENDMENT ARE EXECUTED AND BECOME OPERATIVE, THE SUPPLEMENTAL INDENTURE AND THE REGISTRATION AMENDMENT WILL BE BINDING UPON EACH HOLDER OF OUTSTANDING NOTES WHETHER OR NOT SUCH HOLDER GIVES A CONSENT WITH RESPECT THERETO.

3. Partial Tenders and Consents. Valid tenders of Outstanding Notes pursuant to the Exchange Offer (and the corresponding delivery of Consents thereto pursuant to the Consent Solicitation) will be accepted only in respect of principal amounts equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Outstanding Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the last column of the box entitled “Description of Outstanding Notes Tendered” herein. The entire principal amount represented by the certificates for all Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered, and a related Consent in respect thereof given, unless otherwise indicated. If the entire principal amount of all Outstanding Notes is not tendered or not accepted for purchase (or the related Consent in respect thereof not given), the Outstanding Notes representing such untendered amount (or in respect of which a Consent is not given) will be sent (or, if tendered by book-entry transfer, returned by credit to the account at the Book-Entry Transfer Facility) to the registered Holder unless otherwise provided in the appropriate box on this Letter of Transmittal and Consent (see Instruction 5), promptly after the Outstanding Notes are accepted for purchase.

4. Signatures on this Letter of Transmittal and Consent, Bond Powers and Endorsement; Consent Proxies; Guarantee of Signatures. If this Letter of Transmittal and Consent is signed by the registered Holder(s) of Outstanding Notes tendered hereby and with respect to which the Consent is delivered, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Outstanding Notes tendered hereby (and with respect to which the Consent is delivered) are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal and Consent. If any tendered Outstanding Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and Consent and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Transmittal and Consent is signed by the Holder, and the certificates for any principal amount of Outstanding Notes not tendered or not accepted for exchange are to be issued (or if any principal amount of Outstanding Notes that is not tendered or not accepted for exchange is to be reissued or returned) to or, if tendered by book-entry transfer, credited to the account at the Book-Entry Transfer Facility of the Holder, and checks for payments of the Consent Fee, if any, to be made in connection with the Consent Solicitation are to be issued to the order of the Holder, then the Holder need not endorse any certificates for tendered Outstanding Notes, nor provide a separate bond power. In any other case (including if this Letter of Transmittal and Consent is not signed by the Holder), the Holder must either properly endorse the certificates for Outstanding Notes tendered or transmit a separate properly completed bond power with this Letter of Transmittal and Consent (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on such Outstanding Notes), with the signature on the endorsement or bond power guaranteed by an Eligible Institution, unless such certificates or bond powers are executed by an Eligible Institution.

If this Letter of Transmittal and Consent or any certificates for Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal and Consent.

Endorsements on certificates for Outstanding Notes and signatures on bond powers and Consents provided in accordance with this Instruction 4 by registered Holders not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution.

No signature guarantee is required if (i) this Letter of Transmittal and Consent is signed by the registered Holder(s) of the Outstanding Notes tendered herewith and the payment of the Consent Fee, if any, is to be made, or if any Outstanding Notes for principal amounts not tendered or not accepted for exchange are to be sent, directly to such Holder(s) and neither the “Special Payment Instructions” box nor the “Special Delivery Instructions” box of this Letter of Transmittal and Consent has been completed or (ii) such Outstanding Notes are tendered for the account of an Eligible Institution. In all other cases, all signatures on Letters of Transmittal and Consent and endorsements on certificates, signatures on bond powers and Consent proxies (if any) accompanying Outstanding Notes must be guaranteed by an Eligible Institution.

5. Special Payment and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Outstanding Notes for principal amounts not tendered or not accepted for exchange or checks for payment of the Consent Fee, if any, to be made in connection with the Exchange Offer and the Consent Solicitation are to be issued or sent, if different from the name and address of the registered Holder signing this Letter of Transmittal and Consent. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, any Outstanding Notes not tendered or not accepted for purchase will be returned to the registered Holder of the Outstanding Notes tendered.

6. Taxpayer Identification Number and Backup Withholding. Federal income tax law generally requires that a tendering Holder whose tendered Outstanding Notes are accepted for exchange must provide the Exchange Agent (as payor) with such Holder’s correct Taxpayer Identification Number (a “TIN”), which, in the case of a Holder who is an individual, is generally such Holder’s social security number, or otherwise establish an exemption. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, such Holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding on the gross proceeds received pursuant to the Exchange Offer and Consent Solicitation. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

To prevent backup withholding, each tendering Holder that is a U.S. person must provide such Holder’s correct TIN by completing the “Substitute Form W-9” set forth herein, certifying that the TIN provided is correct (or that such Holder is awaiting a TIN), that the Holder is a U.S. person, and that (i) the Holder is exempt from backup withholding, (ii) the Holder has not been notified by the Internal Revenue Service that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the Holder that such Holder is no longer subject to backup withholding.

If a Holder that is a U.S. person does not have a TIN, such Holder should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If the Holder does not provide such Holder’s TIN to the Exchange Agent, backup withholding will apply until such Holder furnishes such Holder’s TIN to the Exchange Agent. Note: Writing “Applied For” on the form means that the Holder has already applied for a TIN or that such Holder intends to apply for one in the near future.

If the Outstanding Notes are held in more than one name or are not in the name of the actual owner, consult the W-9 Guidelines for information on which TIN to report.

Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Holder that is a U.S. person should write “Exempt” in Part 2 of Substitute Form W-9. See the W-9 Guidelines for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person generally must submit a completed Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, “Certificate of Foreign Status,” as the case may be, signed under penalty of perjury, attesting to such exempt status. Such form may be obtained from the Exchange Agent or the IRS at its internet website: www.irs.gov.

7. Transfer Taxes. The Company will pay or cause to be paid any transfer taxes with respect to the transfer of Outstanding Notes to them or their order pursuant to the Exchange Offer. If, however, payment of the Consent Fee, if any, is to be made to, or if certificates representing Outstanding Notes not tendered or not accepted for exchange are to be registered in the name of, any person other than the registered Holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal and Consent, the amount of any transfer taxes (whether imposed on the registered Holder(s) or such other person(s)) payable on account of the transfer to such person will be deducted from the Consent Fee, if any, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

8. Irregularities. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of Outstanding Notes and deliveries and withdrawals of Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders of Outstanding Notes or deliveries of Consents will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Outstanding Notes and deliveries of Consents in respect of Outstanding Notes that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes or of delivery as to accompanying Consents. The Company’s interpretations of the terms and conditions of the Exchange Offer and the Consent Solicitation (including the instructions in this Letter of Transmittal and Consent) will be final and binding. Any defect or irregularity in connection with tenders of Outstanding Notes and deliveries of Consents must be cured within such time as the Company determines, unless waived by the Company. Tenders of Outstanding Notes and deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. A defective tender of Outstanding Notes (which defect is not waived by the Company) will not constitute delivery of a valid Consent, and a defective Consent (which defect is not waived by the Company) will render invalid the tender of the accompanying Note. The Company, the Exchange Agent, the Information Agent, the Dealer-Manager and Solicitation Agent, the Trustee nor any other person will be under any duty to give notice of any defects or irregularities in tenders of Outstanding Notes and deliveries of accompanying Consents, or will incur any liability to Holders for failure to give any such notice.

9. Waiver of Conditions. The Company expressly reserves the absolute right, in its discretion, to amend or waive any of the conditions to the Exchange Offer and the Consent Solicitation in the case of any Outstanding Notes tendered and Consents delivered, in whole or in part, at any time and from time to time.

10. Mutilated, Lost, Stolen or Destroyed Certificates. Any Holder whose certificates for Outstanding Notes have been mutilated, lost, stolen or destroyed should write to or telephone the Trustee at the following address or telephone number:

DB Services Tennessee, Inc.

648 Grassmere Park Road

Nashville, TN 37211

Attention: Karl Shepherd

Telephone: (800) 735-7777

11. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Outstanding Notes and consenting to the Proposed Amendments and requests for assistance may be directed to the Information Agent at the address and telephone number on the back cover of this Letter of Transmittal and Consent. Requests for additional copies of the Prospectus and this Letter of Transmittal and Consent may also be directed to the Information Agent at the address and telephone numbers on the back cover of this Letter of Transmittal and Consent.

TO BE COMPLETED BY ALL TENDERING HOLDERS OF SECURITIES

PAYOR’S NAME: Deutsche Bank Trust Company Americas

SUBSTITUTE Form W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	TIN (Social Security Number or Employer Identification Number)

Department of the Treasury Internal Revenue Service	Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (SEE INSTRUCTIONS)

Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 3—CERTIFICATION—UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

	SIGNATURE	DATE

You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED

FOR” IN PART 1 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the Payor, the Payor is required to withhold on all cash payments made to me until I provide a number.

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY CASH PAYMENTS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Information Agent

Titan has appointed Morrow & Co., Inc. as Information Agent for the Exchange Offer and Consent Solicitation. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and Consent should be directed to the Information Agent at the following address and telephone number:

Morrow & Co., Inc. 445 Park Avenue New York, New York 10022	Banks and Brokerage Firms: (800) 654-2468 Bondholders: (800) 607-0088

Dealer-Manager and Solicitation Agent

Titan has appointed Credit Suisse First Boston LLC as Dealer-Manager and Solicitation Agent for the consent solicitation. Questions and requests for assistance may also be directed to the Dealer-Manager and Solicitation Agent at the address and phone number listed below:

Credit Suisse First Boston

Eleven Madison Avenue

New York, New York 10010

(212) 325-2000